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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.24a-12

                               FERRO CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               FERRO CORPORATION
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                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4) Proposed maximum aggregate value of transaction:
     (5) Total Fee paid:

/X/  Fee previously paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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


                               FERRO CORPORATION
                              1000 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114

                                                                  March 12, 1996

DEAR SHAREHOLDERS:

     You are cordially invited to attend the annual meeting of shareholders of Ferro Corporation which will be held on Friday, April 26, 1996, in the Erie Room at One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio. The meeting will begin at 10:00 A.M., Cleveland time, but we hope that you will be able to join the officers and directors at 9:30 A.M. for coffee and informal conversation. The matters to be considered are described in the following pages and include information concerning each director and each nominee for director.

     The items proposed for action by the shareholders at the meeting are the election of directors, authorization of a decrease in the number of directors, approval of amendments to the Ferro Employee Stock Option Plan, the designation of auditors and such other business, if any, as may properly come before the meeting. In addition, the officers will give current reports on the status of the business of Ferro.

     Shareholders of record at the close of business on February 27, 1996 are entitled to vote at the meeting.

     It is important to your interests that all shareholders participate in the affairs of Ferro regardless of the number of shares owned. Accordingly, we urge you promptly to fill out, sign and return the enclosed proxy even if you plan to attend the meeting. You have the option to revoke it at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

                                              Very truly yours,

                                              ALBERT C. BERSTICKER, Chairman
                                                and Chief Executive Officer

                                PROXY STATEMENT

                             ELECTION OF DIRECTORS

     The Board of Directors of Ferro presently consists of twelve members, divided into three classes. The directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of four directors of Ferro will expire on the day of the 1996 annual meeting, upon election of successors.

     Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Sandra Harden Austin, Werner F. Bush, Rex A. Sebastian and Dennis W. Sullivan to serve for three year terms and until their successors are elected; provided, however, that if the election of directors is by cumulative voting (see page 29 of this Proxy Statement) the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment. All of the candidates for election as directors are directors whose present terms of office will expire at the meeting.

     Adolph Posnick whose term expires at the 1996 annual meeting, will retire as a member of the Board of Directors, after 20 years of service as a director, pursuant to Ferro's mandatory retirement age policy for directors. The size of the Board will be reduced to eleven at that time.

     If any nominee is not available at the time of the election, proxies will be voted to decrease the authorized number of directors. However, Ferro has no reason to believe that any of the nominees will not be available.

     Information is set forth below regarding the principal occupation and the number of shares of Ferro Stock owned on February 27, 1996 by each nominee and each of the other directors who will continue in office after the meeting.

NOMINEES FOR ELECTION


                               SANDRA HARDEN AUSTIN, age 48, President of
                               Caremark Physician Services, a division of Caremark, Inc. which provides physician practice management services. Between 1981 and 1988, Ms. Austin was employed by the Huron Road Hospital in Cleveland, and during that time served as the Director of Planning, Vice President and President. In 1988, she was appointed Senior Vice President and General Manager of the Medical/Surgical and Psychiatry Management Centers of University Hospitals of Cleveland and served in that capacity until 1990. Ms. Austin was named the Executive Vice President and Chief Operating Officer of The University of Chicago Hospitals in 1990 and served in that capacity until 1994, at which time she was appointed President of Caremark Clinical Management Services, a division of Caremark, Inc. Ms. Austin assumed her present position in 1995. Ms. Austin also serves as a director of National City Corporation and South Shore Bank (bank holding companies).

DIRECTOR SINCE 1994            Common Shares owned 100          Nominee for term
                               expiring in 1999

                               WERNER F. BUSH, age 56, Executive Vice President
                               and Chief Operating Officer of Ferro. Mr. Bush
                               joined Ferro in 1964 as a Research Engineer. He
                               was appointed Refractory Division Manager of
                               Ferro Mexico in 1966; was named Operations
                               Manager of Ferro France in 1970; was named
                               Operations Manager of Ferro Brazil in 1971; and
                               in 1975 was named President of Ferro Brazil. Mr.
                               Bush returned to Cleveland in 1981 when he was
                               named Vice President -- International for Latin
                               America, Canada, Australia and South Africa.
                               Subsequently, he was named Group Vice
                               President -- International in 1985; Group Vice
                               President -- Coatings, Colors and Electronic
                               Materials in 1988; and Senior Vice
                               President -- Coatings, Colors and Ceramics in
                               1991. Mr. Bush assumed his present position in
                               1993. He is also a member of the Board of
                               Directors of National City Bank.
                               Common Shares owned 88,613(1)    Nominee for term
                               expiring in 1999
                               ESOP Convertible Preferred Shares beneficially
DIRECTOR SINCE 1993            owned 2,216

                               REX A. SEBASTIAN, age 66, Private Investor. Mr.
                               Sebastian began his career with Procter and
                               Gamble. In 1955, he joined Cummins Engine
                               Company, Inc. where he held several positions
                               including Vice-President -- International and
                               Managing Director of Cummins Engine Company,
                               Ltd., in Scotland. In 1966, Mr. Sebastian joined
                               Dresser Industries, Inc. (energy and
                               industrial-related products and services) as Vice
                               President -- International Operations and was
                               named Vice President -- Operations in 1971. In
                               1975, he was named Senior Vice President --
                               Operations, a position he held until his
                               retirement in 1985. Mr. Sebastian is a member of
                               the Board of Directors of Texas Commerce Bank
                               National Association, Phoenix Resource Companies,
                               Inc. (oil and gas exploration and production,
                               essentially in Egypt) and Hallwood Energy
                               Corporation (oil and gas exploration and
                               production).
                               Common Shares owned 5,500        Nominee for term
DIRECTOR SINCE 1986            expiring in 1999

NOMINEE FOR ELECTION

                               DENNIS W. SULLIVAN, age 57, Executive Vice
                               President and President, Industrial and
                               Automotive, of Parker-Hannifin Corporation
                               (manufacturer of fluid power products). Mr.
                               Sullivan began his career with Parker-Hannifin
                               Corporation in 1960 as a Sales Engineer, and
                               after serving in various assignments, was named
                               Group Vice President in 1972; President of the
                               Fluid Connectors Group in 1976; Corporate Vice
                               President in 1978; President of the Fluidpower
                               Group in 1979; President of the Industrial Sector
                               in 1980; and he assumed his present position in
                               1981. Mr. Sullivan is also a Director of
                               Parker-Hannifin and KeyCorp (bank holding
  DIRECTOR SINCE 1992          company).
 DIRECTORS WHOSE TERMS
OF OFFICE WILL CONTINUE        Common Shares owned 2,711        Nominee for term
   AFTER THE MEETING           expiring in 1999

                               ALBERT C. BERSTICKER, age 61, Chairman and Chief
                               Executive Officer of Ferro. Mr. Bersticker began
                               his career as a Research Engineer with Ferro in
                               1958. Following various assignments with the
                               International Division, he became Plant Manager
                               of the Company's Spanish subsidiary and was named
                               Managing Director of Ferro Spain in 1969.
                               Returning to the United States in 1973, Mr.
                               Bersticker was named Assistant to the Group Vice
                               President -- International Operations. In 1974 he
                               was appointed Group Vice President --
                               International; was named Executive Vice
                               President, Operations in 1976; was named
                               Executive Vice President and Chief Operating
                               Officer in 1986; was named President and Chief
                               Operating Officer in 1988; was named Chief
                               Executive Officer in 1991; and was named Chairman
                               in 1996. Mr. Bersticker is also a Director of
                               Centerior Energy Corporation (electric utility
                               holding company), KeyCorp (bank holding company),
                               Oglebay Norton Company (minerals and shipping)
                               and Brush Wellman Inc. (manufacturer of beryllium
                               alloy parts).
                               Common Shares owned 293,339(1)  Term expires 1998
                               ESOP Convertible Preferred Shares beneficially
DIRECTOR SINCE 1978            owned 2,284

                               PAUL S. BRENTLINGER, age 68, a Partner of
                               Morgenthaler Ventures, a venture capital partnership which invests in and provides management advisory services to emerging growth companies. Mr. Brentlinger joined Harris Corporation (manufacturer of advanced information processing, communication and microelectronics products) in 1951 and, after serving in various assignments, was named Vice President -- Corporate Development in 1969; Vice President -- Finance in 1975 and Senior Vice President -- Finance in 1982. He retired from Harris Corporation and joined Morgenthaler in 1984. He is a Director of Allegheny Ludlum Corporation (manufacturer of specialty metals).

DIRECTOR SINCE 1984            Common Shares owned 5,922(1)    Term expires 1998

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING

                               GLENN R. BROWN, age 65, Retired Senior Vice
                               President and Director Standard Oil Company (now BP America). Dr. Brown joined The Standard Oil Company (Ohio) in 1953 as an Engineer in the Chemical and Physical Research Department. After ten years of research experience, he undertook assignments in managerial roles in operations research, management systems, and chemical operations, including Manager of all research activities for Standard Oil and later, Vice President for Research and Engineering. In 1979, Dr. Brown was elected a Senior Vice President of Standard Oil in charge of the technology, patent and license, strategic planning, and business operating groups. He also served as a director of Standard Oil from 1981 until his retirement in 1986. Following his retirement from Standard Oil, Dr. Brown served at Case Western Reserve University as Director of Strategic Planning, Dean of the Colleges and from 1990-1993 as Vice Provost for Corporate Research and Technology Transfer. He is also a Director of Nordson Corporation (manufacturer of industrial application equipment).

DIRECTOR SINCE 1988            Common Shares owned 1,412       Term expires 1997

                               WILLIAM E. BUTLER, age 64, Retired Chairman of the Board and Chief Executive Officer, Eaton Corporation (engineered products for automotive, industrial, commercial and military markets). Mr. Butler was employed by Eaton from 1957 through 1995, serving as President and Chief Executive Officer prior to his election as Chairman in 1991. Mr. Butler is a director of Bearings, Inc. (bearings distributor), Pitney Bowes Inc. (manufacturer of mailing, copying and voice processing systems), Zurn Industries, Inc. (manufacturer of environmental quality control and energy conversion systems and leisure products) and Goodyear Tire & Rubber Company (manufacturer of tires and other products).

DIRECTOR SINCE 1992            Common Shares owned 600         Term expires 1997

                               A. JAMES FREEMAN, age 67, Retired Vice Chairman and Chief Executive Officer of Lord Corporation (manufacturer of bonded rubber specialty products for the automotive industry, adhesives and chemical coatings). Mr. Freeman began his career with General Mills. In 1960 he joined Lord Corporation as Manager of the Development Department. He was appointed Corporate Group Vice President in 1970, Executive Vice President in 1975, President in 1982 and Vice Chairman and Chief Executive Officer in 1991. He retired in 1994. Mr. Freeman is also a Director of Lord, Eriez Magnetics (manufacturer of magnetic devices), EFCO, Inc. (manufacturer of forming presses), Keypro Inc. (medical peer review organization) and a member of the Advisory Board of Liberty Mutual Insurance Company.

DIRECTOR SINCE 1986            Common Shares owned 11,831(1)   Term expires 1998

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING



                               JOHN C. MORLEY, age 64, Retired President and Chief Executive Officer of Reliance Electric Company (manufacturer of industrial motors and controls, mechanical power transmission products and specialty telecommunication products and systems). Mr. Morley began his career with Exxon Corporation in 1958 and served as President of Exxon Chemical Company, USA and Senior Vice President of Exxon USA before joining Reliance in 1980 as President and Chief Executive Officer. In December, 1986, Mr. Morley led an investor group in the leveraged acquisition of Reliance Electric Company from Exxon. In January of 1995, Rockwell International Corporation acquired Reliance Electric Company. Mr. Morley serves as a Director of AMP Incorporated (manufacturer of electrical and electronic components), Cleveland-Cliffs, Inc. (a full service iron-ore company) and KeyCorp (bank holding company).

DIRECTOR SINCE 1987            Common Shares owned 2,163       Term expires 1997

                               HECTOR R. ORTINO, age 53, President of Ferro. He began his career as Treasurer of Ferro Argentina in 1971 and subsequently became Financial Director in 1973. In 1976, Mr. Ortino was promoted to Managing Director of operations in Argentina. Mr. Ortino was named Managing Director of Ferro Mexico in 1982. In 1983, he was appointed Assistant to the Executive Vice President -- Finance and relocated to Cleveland. He was named Vice President -- Finance in 1984; was named Vice President -- Finance and Chief Financial Officer in 1987; was named Senior Vice President and Chief Financial Officer in 1991; was named Executive Vice President and Chief Financial -- Administrative Officer in 1993; and was named President in 1996. Prior to joining Ferro, Mr. Ortino served as Treasurer of Columbia Broadcasting Systems, Argentina and Assistant to the Treasurer of Pfizer, Inc., Argentina. Mr. Ortino is also a director of Defiance, Inc. (manufacturer of automotive parts) and Bunge International, Inc. (holding company of the Bunge Group).

                               Common Shares owned 80,941(1)   Term expires 1997
                               ESOP Convertible Preferred Shares beneficially
DIRECTOR SINCE 1993            owned 2,280



---------------
(1) The shares reported as owned by Messrs. Bersticker, Brentlinger, Freeman and Ortino include shares that they do not own of record but of which they are beneficial owners. An individual is deemed to be the beneficial owner of shares as to which he exercises or influences voting power or investment power. The number of shares (included in those reported above) as to which Messrs. Bersticker, Brentlinger, Freeman and Ortino are not owners of record but as to which they exercise or influence voting control or investment decisions are as follows: Mr. Bersticker -- 2,287 shares, Mr. Brentlinger -- 150 shares, Mr. Freeman -- 2,000 shares and Mr. Ortino -- 3,602 shares. The number of shares reported above for Messrs. Bersticker, Bush and Ortino include 12,800, 5,800 and 5,800 shares, respectively, issued to them under the Performance Share Plan which are subject to risk of forfeiture based upon the terms of that plan. The number of shares which may be acquired by Messrs. Bersticker, Bush and Ortino pursuant to exercisable stock options as of May 1, 1996 are as follows: Mr. Bersticker -- 149,250 shares; Mr. Bush -- 62,250 shares and Mr. Ortino -- 55,875 shares (included in the number of shares reported above).

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     Based on information supplied by them as of February 27, 1996, no individual director beneficially owns as much as 1% of the outstanding Common Stock, except Mr. Bersticker, who owns approximately 1.1% of the outstanding Common Stock, and all directors and officers of Ferro as a group beneficially own 901,504 shares of Ferro Common Stock, representing approximately 3% of its outstanding shares and 20,865 shares of ESOP Convertible Preferred Stock, representing approximately 1.5% of the outstanding shares of that series. Included in the number of shares beneficially owned by officers and directors as a group are 408,231 shares of Common Stock which could be acquired through exercisable stock options as of May 1, 1996 and 49,750 shares issued under the Ferro Performance Share Plan which are subject to the risk of forfeiture under the terms of that Plan. The beneficial ownership of Messrs. Bersticker, Bush and Ortino are set forth below their biographies on pages 2, 3 and 5 of this Proxy Statement. With respect to the other officers named in the Summary Compensation Table on page 20 of this Proxy Statement, Mr. Fisher beneficially owns 70,043 shares of Common Stock and 2,287 shares of ESOP Convertible Preferred Stock; Mr. Friederichsen beneficially owns 5,300 shares of Common Stock and 236 shares of ESOP Convertible Preferred Stock; Mr. Finch beneficially owns 13,550 shares of Common Stock and 1,241 shares of ESOP Convertible Preferred Stock; and Mr. Oudersluys beneficially owns 38,193 shares of Common Stock and 2,280 shares of ESOP Convertible Preferred Stock. The shares reported for Messrs. Fisher, Friederichsen, Finch and Oudersluys include 37,000, 2,500, 9,250 and 21,625 shares which may be acquired through exercisable stock options as of May 1, 1996 and 3,500, 2,800, 2,800 and 2,500 shares issued under the Performance Share Plan which are subject to risk of forfeiture based upon the terms of that plan.

     The following table sets forth information concerning each person known by Ferro to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

                                                      AMOUNT AND          PERCENT
               NAME AND ADDRESS                  NATURE OF BENEFICIAL       OF
              OF BENEFICIAL OWNER                     OWNERSHIP            CLASS
-----------------------------------------------  --------------------     -------
FMR Corporation................................        4,089,800(1)           15%
  82 Devonshire Road
  Boston, Massachusetts 02109
Mario J. Gabelli and related entities..........        2,094,400(2)          7.7%
  One Corporate Center
  Rye, New York 10017
Prudential Insurance Company of America........        1,790,215(3)          6.6%
  Prudential Plaza
  Newark, New Jersey 07102-3777
National City Bank, Trustee....................        1,380,491(4)          100%
     under the Ferro Corporation
     Savings and Stock Ownership Plan
  1900 East 9th Street
  Cleveland, Ohio 44114

---------------

(1) Information regarding share ownership was obtained from Schedule 13G filed February 14, 1996 by FMR Corporation.

(2) Information regarding share ownership was obtained from Schedule 13D filed December 7, 1995 by The Gabelli Group, Inc. Mario J. Gabelli is deemed to be the beneficial owner of all entities jointly filing such Schedule 13D.

(3) Information regarding share ownership was obtained from Schedule 13G filed February 9, 1996 by Prudential Insurance Company of America.

(4) The beneficial owners of the Savings and Stock Ownership Plan are participating employees of the Company. The 1,380,491 shares of Convertible Preferred Stock are convertible into 2,391,701 shares of Common Stock, representing approximately 8.9% of the outstanding Common Stock. The Preferred Stock is nontransferable and, upon distribution of an account balance to a plan participant, such participant receives Common Stock issuable upon conversion of the Preferred Stock or cash payable upon redemption of the Preferred Stock. Each share of Preferred Stock carries one vote, voting together with the Common Stock on most matters. The Trustee votes in accordance with the instructions of plan participants.

     Section 16(a) of the Securities Exchange Act of 1934 requires Ferro's officers and directors, and persons who own more than ten percent of a registered class of Ferro's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Ferro during 1995 and Forms 5 and amendments thereto furnished to Ferro with respect to 1995, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 1995 or prior fiscal years any reports required by Section 16(a) of the Exchange Act, except that Mr. Posnick was inadvertently three months late in filing a Form 4 with respect to a sale of 110 shares of Common Stock in connection with the establishment of a charitable trust.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

     During 1995, the Board held seven regularly scheduled monthly meetings and committees of the Board met from time to time upon call of the Chief Executive Officer (or in the case of the Audit Committee, upon call of its Chairman). During 1995, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served.

     Each director who is not an employee of Ferro is paid an annual retainer fee of $15,000. In addition, directors (other than employee directors) are paid an attendance fee of $1,500 for meetings of the Board and $1,000 for meetings of its committees. The Chairman of the Audit Committee and the Chairman of the Compensation and Organization Committee are each paid an additional annual retainer of $2,000. The directors have the right to defer their fees into a Ferro Common Stock account. Amounts so deferred will be invested in Ferro Common Stock, together with dividends thereon which will be reinvested in Ferro Common Stock. The deferred account will be distributed after retirement of the director.

     The Audit Committee of the Board of Directors engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls and internal audit functions; and review of any problems identified by either the internal or external audit functions. During 1995, the Audit Committee met twice. Messrs. Brown, Brentlinger, Freeman and Morley are the current members of the Audit Committee, with Mr. Brentlinger serving as Chairman.

     The Compensation and Organization Committee considers and formulates recommendations with respect to the compensation of Ferro's officers and performs func-tions delegated by the Board with respect to the Stock Option Plan, the Performance Share Plan and the Incentive Compensation Plan. Included among its functions is the review of recommendations (including written recommendations made by any shareholder) as to new members of the Board of Directors. Shareholder recommendations for members of the Board of Directors should be submitted in writing to the Secretary of Ferro. During 1995, the Committee met four times. A report of the Compensation and Organization Committee is set forth on pages 14 through 17 of this Proxy Statement.

               AUTHORIZATION TO FIX NUMBER OF DIRECTORS AT ELEVEN

     Ferro's Code of Regulations provides for a Board of Directors of not fewer than nine members nor more than fifteen members. The Board size was most recently set by the shareholders at fourteen. Unless otherwise indicated, the accompanying proxy will be voted in favor of fixing the number of directors at eleven. For adoption, this proposal requires the affirmative vote of a majority of the shares voting on the proposal. Upon adoption of this proposal, the size of the Board will be eleven in recognition of the retirement of Mr. Posnick.

                      AMENDMENTS TO THE STOCK OPTION PLAN

     The amended and restated 1985 Employee Stock Option Plan (the "Plan") was approved by the shareholders of the Company at the 1991 Annual Meeting of Shareholders. As a result of certain changes in federal income tax laws, the Board of Directors recommended in 1995, and the shareholders approved, an amendment to the Plan which established a limit of 100,000 shares on the number of shares that could be awarded to any individual under the Plan during any consecutive 11 month period. At its January 26, 1996 meeting, the Board of Directors, subject to the approval of the shareholders, adopted two additional amendments to the Plan.

DESCRIPTION OF AMENDMENTS

     The first amendment would increase the number of shares as to which stock options may be granted under the Plan. Shareholders previously set the number of shares reserved for issuance at 800,000, plus the number of shares remaining available for grant on the date immediately prior to the 1991 Annual Meeting of Shareholders. The proposed amendment would increase the number of shares available for issuance to 1,500,000, together with the number of shares remaining available for issuance on the date immediately prior to the 1996 Annual Meeting. As of February 27, 1996, 279,068 shares of common stock remained available for the grant of stock options and the closing price of the common stock on the New York Stock Exchange was $26.00. As of that date options to purchase 1,490,703 shares of common stock were outstanding under the Plan. The Board believes that stock options align the interests of management with the interests of shareholders in seeking growth in the value of the shares awarded through options and that increasing the number of shares reserved for issuance under the Plan is necessary so that the Company can continue to provide such incentives in the future. The Plan has been amended so that the first sentence of Section 2 would read as follows:

     The aggregate number of shares of the Corporation for which options may be granted under this Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 1996 Annual Meeting of Shareholders plus 1,500,000; provided, however, that whatever number of said shares shall remain reserved for issuance pursuant to this Plan at the time of any stock split, stock dividend or other change in the Corporation's capitalization, shall be appropriately adjusted to reflect such stock dividend, stock split or other change in capitalization.

     The second amendment would permit the Company to grant stock options under the Plan to non-employee directors of the Company. The text of the proposed amendment to the Plan is set forth in Exhibit A to this Proxy Statement. The purpose of the amendment is to promote the interest of the Company and its shareholders by encouraging non-employee directors to have a direct and personal stake in the performance of the Company's common stock through stock options. The proposed amendment provides that an option to purchase 2,500 shares of the Company's common stock is automatically granted annually under the Plan to each non-employee director beginning on the date of the 1996 Annual Shareholders' Meeting and on the date of each annual shareholders' meeting thereafter. Stock options would not be granted on an annual meeting date to a director who would not continue as a director after such annual meeting or to a director whose normal retirement under a plan or policy of the Company would occur prior to the date of the next annual meeting. The option exercise price for the options will be the per share fair market value of the Company's outstanding shares of common stock on the date the options are granted.

     The following is a summary of the material terms of the Plan.

THE PLAN

     The Plan provides for the granting of stock options to purchase shares of common stock of the Company. Options may be intended to qualify as "incentive stock options" under the Internal Revenue Code or options which do not so qualify ("non-statutory stock options"). Except to the extent the Board of Directors reserves to itself authority to administer the Plan, the Plan is administered by a stock option committee (the "Committee") consisting of not less than three directors of the Company appointed by the Board of Directors. The practice of the Company has been that the Compensation and Organization Committee of the Board (consisting of outside directors) acts as the stock option committee.

     Persons who are eligible to participate in the Plan ("optionees") are officers of the Company, other employees designated by the Committee, employees of any subsidiary of the Company or any corporation at least twenty percent (20%) of whose voting securities are owned by the Company or a subsidiary of the Company and non-employee directors if the second amendment to the Plan discussed above is approved by shareholders.

     Options and stock appreciation rights under the Plan are subject to the restriction that such rights are nontransferable except by will or the laws of descent and distribution and are exercisable during the employee's lifetime only by the employee.

     The Plan provides that the exercise price of options granted under the Plan shall be not less than the fair market value of the outstanding shares of the Company on the day that the option is granted. Payment of the option price may be made in common stock, cash or a combination of common stock and cash. The Committee designates the period within which options may be exercised. However, no option may be exercised later than ten years from the date of grant.

INCENTIVE STOCK OPTIONS

     Incentive stock options continue to be subject to certain additional limitations. The aggregate fair market value of common stock with respect to which incentive stock options may become exercisable by an employee in any calendar year may not exceed $100,000 as provided in Section 422 of the Code. Any incentive stock option granted to an employee who, on the date of the grant, owned shares of the Company possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company shall have an option price that is at least 110% of the fair market value of the shares and shall not be exercisable after five years from date of grant.

STOCK APPRECIATION RIGHTS

     The Plan continues to authorize the Committee in its discretion to grant stock appreciation rights with respect to the shares covered by an option grant. In general, a stock appreciation right permits the optionee (other than non-employee directors), in lieu of exercising an option, to receive an amount equal to the excess of (i) the market price of the common stock on the date that the right is exercised over (ii) the option price. This spread may be paid in cash or in common stock at its fair market value or in any combination of cash and common stock as the Committee determines. A stock appreciation right may not be exercisable sooner than six months after it is granted and thereafter may be exercised at any time prior to its stated expiration date, but only to the extent the related stock option right may be exercised.

FEDERAL INCOME TAX CONSEQUENCES

     Counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations and authorities, an optionee does not realize taxable income at the time of the grant of an incentive stock option, a non-statutory stock option or a stock appreciation right. Upon the exercise of a non-statutory stock option, the Company is entitled to a deduction and the optionee realizes ordinary income in the amount by which the cash or fair market value of the shares he receives exceeds the option price. Upon the exercise of a stock appreciation right, the Company is also entitled to a deduction and the optionee realizes ordinary income in the amount of cash or fair market value of the shares he receives. On the subsequent sale of shares received upon the exercise of a non-statutory option or stock appreciation rights, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

     In the case of an incentive stock option, the optionee generally does not realize taxable income until sale of the shares received upon exercise of the option. (However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax.) If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a disposition occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the common stock on the date of exercise (or, in certain cases, the amount realized on sale, if less than the market value on the date of exercise) is taxable as ordinary income to the optionee and is deductible by the Company for federal income tax purposes.

AMENDMENT, TERMINATION AND EXPIRATION OF THE PLAN

     The Board of Directors or shareholders may amend, modify, suspend or terminate the Plan at any time, except that no action by the Board of Directors or shareholders may alter or impair an optionee's rights under any outstanding option without the optionee's consent, and no action may be taken without shareholders' consent (i) to increase the total number of shares as to which options may be granted, (ii) to change the class of employee to whom options granted may be granted under the Plan, (iii) to reduce the price at which options may be granted, or (iv) to extend the expiration date of the Plan.

     Options may be granted under the Plan through April 26, 2001 on which date the Plan will expire. The expiration of the Plan will not affect the validity of any outstanding options previously granted.

                            RECOMMENDATION AND VOTE

     The affirmative vote of a majority of the shares present and voting at the meeting on this issue is necessary for approval of the amendments to the Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE PLAN.

                            DESIGNATION OF AUDITORS

     Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the selection of KPMG Peat Marwick LLP to audit the books and accounts of Ferro for the current year ending December 31, 1996. KPMG Peat Marwick LLP have been acting as the auditors of Ferro for many years. On recommendation of the Audit Committee, the Board of Directors has appointed such firm to continue as Ferro's auditors for the current year, subject to the approval thereof by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     The principal components of senior executive officer compensation at Ferro, and the role of the Compensation and Organization Committee of the Board of Directors as to each component in 1995, were as follows:

          1. Annual salary level for Messrs. Bersticker, Bush and Ortino recommended by the Committee and approved by the Board, and annual salary level for other executive officers approved by the Committee.

          2. Annual Incentive Compensation Plan (a cash bonus plan) under which achievement is measured primarily by attainment of mathematical targets, and, to a lesser extent, by non-mathematical determinations. The Committee adopts such a plan each year, including the placement of senior executives in the plan, determination of the applicable percentage of salary to be used for bonus measurement, and determination of the mathematical targets by which the level of bonus achievement will be measured. With respect to non-mathematical bonus matters in the case of the Chief Executive Officer, the Committee recommends, and the Board approves, the non-mathematical performance goals for the year ahead, and the actual achievement of goals and discretionary bonus award for the completed year. The Committee approves the personal performance goals and the actual non-mathematical bonus awards to senior executive officers other than the Chief Executive Officer.

          3. Performance Share Plan (a long term incentive plan) under which shares of common stock are issued, subject to risk of forfeiture, based upon the degree of achievement of Performance Targets during the Performance Period. The Committee determines the Performance Targets which will be applicable to determine the degree of vesting, or the degree of forfeiture, of Performance Shares and the awards of Performance Shares under the Performance Share Plan.

          4. Stock Options under the Stock Option Plan. The Committee determines the award of Stock Options under the Stock Option Plan.

     For several years TPF&C, a Towers Perrin Company, has served as executive compensation consultants to Ferro. The TPF&C advice is based on a variety of competitive data maintained by, or available to, TPF&C. From these data banks TPF&C derives standards for compensation levels at Ferro, based upon competitive levels in the market place. These competitive levels are averages derived from multiple salary surveys, and therefore, in effect, they are averages of averages.

     Applying this data to Ferro, and to Mr. Bersticker, Ferro's Chief Executive Officer, the Committee recommended (and the Board approved), for 1995:

          1. A salary level of $549,000, which is in the third quartile of competitive market salary data as reported by TPF&C;

          2. An annual incentive plan cash bonus target amount equal to 55% of salary. Eighty-two percent of such cash bonus target amount is based upon the degree of achievement of mathematical targets, with the target bonus achieved if the Company earns a 15% return on equity, 200% of target bonus achieved if the Company earns a 19% return on equity, and no mathematical bonus achieved if return on equity is less than 10%. Eighteen percent of target bonus amount is based upon non-mathematical factors. Such annual incentive target amounts reflected competitive levels of other companies in the market place for 1995 as reported by TPF&C.

          3. An award of options for 30,000 shares under the Ferro Stock Option Plan.

          4. A Performance Share award of 6,400 shares.

     The stock option award level and the performance share award level are in the third quartile of long term incentive programs of comparable companies in the market place as reported by TPF&C.

     The future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The future value of Performance Shares awards will be a function both of the future market value of Ferro stock and of the degree of achievement of the Performance Targets by which the degree of vesting, or the degree of forfeiture, of such Performance Shares is measured.

     In recommending Mr. Bersticker's non-mathematical (personal performance) level of bonus achievement, the Committee considered the degree of achievement of specific objectives that had been agreed upon with the Board for Mr. Bersticker at the beginning of 1995. The determination of the actual award was made in January, 1996. The award was fixed at 100% of target, or $54,900.

     The recommendations of the Committee represented satisfaction with the manner in which Mr. Bersticker has performed his responsibilities as Chief Executive Officer and his maturity, leadership, judgment and experience in the business of Ferro. The recommendations and actions of the Committee included consideration of TPF&C's data as to competitive standards of compensation in the market place. TPF&C advises the Company as to competitive levels of salary (fixed annual compensation), short term incentive compensation (Ferro's annual cash bonus plan) and long term incentive compensation (Ferro's Stock Option and Performance Share Plans). The Committee's policy is to attain competitive levels of executive compensation in each of these areas (salary, short term incentive and long term incentive).

     Mr. Bersticker strongly advocates, and the Committee concurs, that a substantial portion of executive compensation should be variable, based upon performance of the Company and results achieved by each member of management. Application of this principle resulted in 1995 long term incentive compensation levels for senior executive officers in the third quartile of competitive market data as reported by TPF&C.

     In 1995, Ferro's attainment of profitability performance improved over 1994 resulting in higher levels of executive bonuses, but did not reflect attainment in full of the target levels of profitability performance. Unless target levels of profitability performance are achieved, realization of values by the senior executives under the Performance Share Plan will be significantly below values reflected at the time of awards, because non-achievement of Performance Targets will result in significant forfeiture of Performance Shares previously awarded.

     In making its determinations and recommendations with respect to Messrs. Bush, Ortino, Friederichsen, Finch and Oudersluys, the Committee considered and discussed those same materials and information that were considered with respect to Mr. Bersticker, as well as the advice and recommendations of Mr. Bersticker as to such individuals. The Committee also considered its evaluation of the individual performance of those individuals. In the case of Messrs. Friederichsen, Finch and Oudersluys who have direct responsibilities with respect to Company operations, their levels of achievement under the Cash Bonus Plan and Performance Share Plan are materially impacted by the performance of those specific operations which are in their respective areas of responsibility. No discretionary determinations were made with respect to Mr. Fisher during the year because his compensation rights were determined under an agreement entered into with him in 1995.

     During 1995 the percentage of achievement of the mathematical portion of bonus was: Mr. Bersticker, 46.4%; Mr. Bush, 42.2%; Mr. Ortino, 46.4%; Mr. Friederichsen, 93.3%; Mr. Finch, 42.1%; and Mr. Oudersluys, 41.8%.

     In 1993, the Internal Revenue Code was amended to add Section 162(m), which generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four highest paid executive officers is no longer deductible to the Company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. In 1994, the Committee recommended, and the shareholders approved, certain changes to the Company's Performance Share Plan and Employee Stock Option Plan which would qualify such plans under the Section 162(m) exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. None of Ferro's executive officers received compensation in excess of $1 million in 1995.

                         G. R. Brown, W. E. Butler, J. C. Morley, D. W. Sullivan

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares Ferro's cumulative total shareholder return for the five years ended December 31, 1995 to (a) that of the Standard & Poor's 500 Index and (b) that of a designated group of companies deemed to have a peer group relationship to Ferro. In all cases, the information is presented on a dividend reinvested basis.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     FERRO CORPORATION, S&P 500 INDEX AND S&P SPECIALTY CHEMICALS INDEX(1)

         MEASUREMENT PERIOD               FERRO CORPO-                         S&P SPECIALTY
        (FISCAL YEAR COVERED)                RATION         S&P 500 INDEX     CHEMICALS INDEX
1990                                         100                100                100
1991                                         216                130                132
1992                                         235                140                150
1993                                         282                154                172
1994                                         215                156                148
1995                                         215                215                195

Note:

(1) Assumes $100 invested on December 31, 1990 in Ferro Common Stock, S&P 500 Index and S&P Specialty Chemicals Index.

SUMMARY COMPENSATION TABLE

     The following table shows on an accrual basis the elements of compensation paid or awarded during each of the three years ended December 31, 1995 to the Chief Executive Officer, each of the other five highest paid executive officers of Ferro who continue to serve as officers and James F. Fisher. With the exception of Mr. Fisher, the principal positions set forth below each officer's name in the following table are the positions occupied by such officer as of December 31, 1995. In early 1996, Messrs. Bersticker and Ortino assumed the positions of Chairman and President, respectively. Mr. Fisher ceased to be an executive officer of the Company on March 31, 1995 when he stepped down as Senior Vice President -- Powder Coatings, Specialty Ceramics & Electronic Materials.

     Mr. Fisher's 1995 compensation was determined under an agreement entered into with him in 1995, which superseded the executive employment agreement to which he was previously a party. See page 27 of this Proxy Statement for a description of the 1995 agreement.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                           AWARDS
                                                                 --------------------------
                     ANNUAL COMPENSATION                         PERFORMANCE                    ALL OTHER
-------------------------------------------------------------    SHARE PLAN       OPTIONS        COMPEN-
          NAME AND                        SALARY      BONUS       AWARD(1)        (NO. OF        SATION
     PRINCIPAL POSITION         YEAR       ($)         ($)           ($)         SHARES)(2)      ($)(3)
----------------------------    -----    --------    --------    -----------     ----------     ---------
A.C. Bersticker                  1995     549,000     169,531      153,600         30,000         26,025
  President and Chief            1994     530,000     160,749      217,600         30,000         22,435
  Executive Officer              1993     490,000     224,719            0         30,000         19,597
W.F. Bush                        1995     362,000      87,896       69,600         15,000         21,538
  Executive Vice President       1994     350,000      82,852       98,600         15,000         17,991
  and Chief Operating            1993     290,666     102,816            0          9,000         15,545
  Officer
H.R. Ortino                      1995     311,000      86,306       69,600         15,000         23,714
  Executive Vice President       1994     300,000      76,770       98,600         15,000         31,050
  and Chief Financial --         1993     251,334      96,692            0          9,000         23,264
  Administrative Officer
J.F. Fisher(4)                   1995     250,800      39,987       36,000          6,000         21,292
  Senior Vice President --       1994     228,000      54,279       68,000          8,000         13,370
  Powder Coatings, Specialty     1993     202,002      67,233            0          6,000         14,268
  Ceramics & Electronic
  Materials
J.B. Friederichsen               1995     182,000      67,042       33,600          4,000         18,069
  Vice President, Specialty      1994     146,504      15,156       47,600          3,000         87,987
  Chemicals                      1993         N/A         N/A          N/A            N/A            N/A
R.J. Finch                       1995     191,700      38,416       33,600          4,000         10,322
  Vice President, Specialty      1994     191,700      16,093       47,600          3,000          9,317
  Plastics                       1993     180,000      23,339            0          3,000         10,633
R.C. Oudersluys                  1995     188,700      36,500       33,600          4,000         14,684
  Vice President, Inorganic      1994     170,419      58,837       37,400          3,000         16,041
  Coatings & Colorants           1993     138,000      69,338            0          3,000         12,648

---------------
Notes:

(1) The values reported are based upon the number of Performance Shares awarded, valued at the market price of the Common Stock on the date of the award. Such reported values are based upon achievement of target levels of performance by Ferro during the performance period. Realization of such values will be a function of Ferro's performance during the performance periods. The performance period is three years. No Performance Shares were awarded in 1993 pursuant to Ferro's then practice of granting awards every other year, instead of annually. Prior to the 1995 awards, Performance Shares issued to executive officers did not carry dividend rights until the expiration of the performance period. Performance is measured in relation to standards tied to return on average common equity, net income growth, return on average net assets employed and operating income growth. If Ferro's performance exceeds target levels, the number of shares can increase by up to 25%. At December 31, 1995, the persons listed above hold the following number of Performance Shares, valued at the value of the underlying shares at December 31, 1995, applicable to performance periods not yet completed:
    Mr. Bersticker, 12,800 shares, valued at $299,200; Mr. Bush, 5,800 shares, valued at $135,575; Mr. Ortino, 5,800 shares, valued at $135,575; Mr. Fisher, 3,500 shares, valued at $81,813; Mr. Friederichsen, 2,800 shares, valued at $65,450; Mr. Finch, 2,800 shares, valued at $65,450; and Mr. Oudersluys, 2,500 shares, valued at $58,438. Such values are also based upon achievement of target levels of performance by Ferro during the performance period and realization of values will be a function of Ferro's performance during the performance period.

                                       20

(2) Stock Option grants were awarded on the following dates:
    January 22, 1993
    January 28, 1994
    January 18, 1995

(3) In the year ended December 31, 1995, All Other Compensation includes company matching payments under the Ferro ESOP, as follows: Mr. Bersticker, $5,940, Mr. Bush, $5,940, Mr. Ortino, $5,940, Mr. Fisher, $5,775, Mr. Friederichsen, $5,775, Mr. Finch, $5,250, and Mr. Oudersluys, $5,940; personal use of leased automobiles, as follows: Mr. Bersticker, $3,778, Mr. Bush, $4,857, Mr. Ortino, $5,379, Mr. Fisher, $7,455, Mr. Friederichsen, $4,479, Mr. Finch, $4,316, and Mr. Oudersluys, $4,102; taxable portion of benefits under health, hospitalization, and life insurance programs, as follows: Mr. Bersticker, $9,126, Mr. Bush, $5,850, Mr. Ortino, $3,744, Mr. Fisher, $1,739, Mr. Friederichsen, $2,795, and Mr. Oudersluys, $1,561; individual tax services, as follows: Mr. Bersticker, $3,725, Mr. Bush, $3,325, Mr. Ortino, $3,500, Mr. Fisher, $5,175, Mr. Oudersluys, $2,325; and in the case of Mr. Ortino, home leave benefits of $3,585; and in the case of Mr. Friederichsen, moving expenses of $4,264. In addition, dividends received from restricted stock granted under Performance Share Plans were as follows:
    Mr. Bersticker, $3456, Mr. Bush, $1,566, Mr. Ortino, $1,566, Mr. Fisher, $1,148, Mr. Friederichsen, $756, Mr. Finch, $756 and Mr. Oudersluys, $756.

(4) Mr. Fisher ceased to be an executive officer of the Company on March 31, 1995 when he stepped down as Senior Vice President -- Powder Coatings, Specialty Ceramics & Electronic Materials.


STOCK OPTION GRANTS, EXERCISES AND YEAR END VALUES

     The following table sets forth information regarding grants of stock options to each of the continuing six highest paid executive officers of Ferro and Mr. Fisher under Ferro's stock option plan during the fiscal year ended December 31, 1995. The exercisability of the stock options vests at the rate of 25% per year. In the case of death, retirement, disability or change of control, the options become 100% exercisable.

                             OPTION GRANTS IN 1995

                                                 % OF
                                                 TOTAL
                                                OPTIONS
                                                GRANTED                               GRANT DATE
                                                  TO                                   PRESENT
                                    OPTIONS    EMPLOYEES    EXERCISE    EXPIRATION     VALUE(1)
               NAME                 GRANTED     IN 1995      PRICE         DATE           $
----------------------------------  -------    ---------    --------    -----------   ----------
A.C. Bersticker
President and Chief Executive
Officer...........................  30,000        14.9%      $24.00      1/18/2005     $274,800
W.F. Bush
Executive Vice President and Chief
  Operating Officer...............  15,000         7.4%      $24.00      1/18/2005     $137,400
H.R. Ortino
Executive Vice President and Chief
  Financial -- Administrative
Officer...........................  15,000         7.4%      $24.00      1/18/2005     $137,400
J.F. Fisher(2)
Senior Vice President,
Powder Coatings, Specialty
Ceramics & Electronic Materials...   6,000         3.0%      $24.00      1/18/2005     $ 55,000
J.B. Friederichsen
Vice President, Specialty
Chemicals.........................   4,000         2.0%      $24.00      1/18/2005     $ 36,600
R.J. Finch
Vice President, Specialty
Plastics..........................   4,000         2.0%      $24.00      1/18/2005     $ 36,600
R.C. Oudersluys
Vice President, Inorganic Coatings
& Colorants.......................   4,000         2.0%      $24.00      1/18/2005     $ 36,600

---------------

Note:

(1) The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years; (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to the ten year option term; (c) volatility calculated using quarter-end stock prices for the past five years (20 quarters) prior to grant date; and (d) the stock's annualized dividend yield also over the past five years (20 quarters).

(2) Mr. Fisher ceased to be an executive officer of the Company on March 31, 1995 when he stepped down as Senior Vice President -- Powder Coatings, Specialty Ceramics & Electronic Materials.

    The following table shows information regarding stock option exercises during 1995 and information regarding options held at year end.

                                                                                    VALUE OF
                                                                 NUMBER OF         UNEXERCISED
                                                                UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS AT        OPTIONS AT
                                                                DECEMBER 31,      DECEMBER 31,
                                      SHARES                        1995             1995(1)
                                     ACQUIRED                  --------------     -------------
                                        ON         VALUE        EXERCISABLE/      EXERCISABLE/
              NAME                   EXERCISE     REALIZED     UNEXERCISABLE      UNEXERCISABLE
---------------------------------    --------     --------     --------------     -------------
A.C. Bersticker                       15,750       359,100     119,250/75,000      $  772,729/
  President and Chief Executive                                                             $0
  Officer
W.F. Bush                                N/A           N/A      50,250/33,000      $  372,536/
  Executive Vice President and                                                              $0
  Chief Operating Officer
H.R. Ortino                              N/A           N/A      43,875/33,000      $  275,840/
  Executive Vice President and                                                              $0
  Chief Financial --
  Administrative Officer
J.F. Fisher(2)                           N/A           N/A      30,500/16,500      $  213,442/
  Senior Vice President, Powder                                                             $0
  Coatings, Specialty Ceramics &
  Electronic Materials
J.B. Friederichsen                       N/A           N/A         750/6,250       $        0/
  Vice President, Specialty                                                                 $0
  Chemicals
R.J. Finch                               N/A           N/A       6,750/7,750       $    8,438/
  Vice President, Specialty                                                                 $0
  Plastics
R.C. Oudersluys                        4,500        76,444      19,125/7,750       $  153,736/
  Vice President, Inorganic                                                                 $0
  Coatings & Colorants

---------------

Note:

(1) Value of unexercised in-the-money options is based on Ferro's NYSE closing common stock price on December 31, 1995, of $23.375.

(2) Mr. Fisher ceased to be an executive officer of the Company on March 31, 1995 when he stepped down as Senior Vice President -- Powder Coatings, Specialty Ceramics & Electronic Materials.

PERFORMANCE SHARE PLAN AWARDS

     The following table sets forth information relating to Performance Share Plan ("Plan") awards to each of the continuing six highest paid executive officers of Ferro and Mr. Fisher. The Plan has a three year performance cycle ending on December 31, 1997. A condition to vesting includes the continued employment of the Plan participant to the end of the Performance Period. However, in the case of death, disability or retirement, there is a pro rata payment at the end of the Performance Period based upon the portion of the Performance Period during which employment continued. Also, in the case of a change of control, a cash payment equal to (1) the aggregate value of Performance Share awards based on the remaining term in the executive's employment agreement and the portion of the Performance Period that expired prior to the change in control, minus (2) the value of payments made under the Plan, is paid at the time of the change of control.

                     PERFORMANCE SHARE PLAN AWARDS IN 1995

                                                         ESTIMATED FUTURE SHARE PAYOUTS
                                                   -------------------------------------------
                                     NUMBER OF                       TARGET(C)
              NAME                   SHARES(A)     THRESHOLD(B)     -----------     MAXIMUM(D)
---------------------------------    ---------     ------------     (IN SHARES)     ----------
A.C. Bersticker                        6,400           1,600           6,400           8,000
  President and Chief Executive
  Officer
W.F. Bush                              2,900             725           2,900           3,625
  Executive Vice President and
  Chief Operating Officer
H.R. Ortino                            2,900             725           2,900           3,625
  Executive Vice President and
  Chief Financial --
  Administrative Officer
J.F. Fisher(e)                         1,500             375           1,500           1,875
  Senior Vice President, Powder
  Coatings, Specialty Ceramics &
  Electronic Materials
J.B. Friederichsen                     1,400             350           1,400           1,750
  Vice President, Specialty
  Chemicals
R.J. Finch                             1,400             350           1,400           1,750
  Vice President, Specialty
  Plastics
R.C. Oudersluys                        1,400             350           1,400           1,750
  Vice President, Inorganic
  Coatings & Colorants

---------------

Notes:

(a) The Plan has a three year performance cycle ending December 31, 1997. Performance measurements are based on a matrix that is a function of return on average common equity (target -- 15%) and net income growth
    (target -- 15%) for Messrs. Bersticker, Bush, Fisher and Ortino. For Messrs. Friederichsen, Finch and Oudersluys the performance factors are a function of return on average net assets employed and operating income growth for the operations in their respective groups.

(b) Threshold is 25% of Award.

(c) Target is 100% of Award.

(d) Maximum is 125% of Award.

(e) Mr. Fisher ceased to be an executive officer of the Company on March 31, 1995 when he stepped down as Senior Vice President -- Powder Coatings, Specialty Ceramics & Electronic Materials.

RETIREMENT PLAN

     Ferro maintains a non-contributory defined benefit retirement program for eligible salaried employees, including officers. In general, as applied to the senior officer group of Ferro the retirement program provides a monthly pension at age 60 payable for life with a guarantee of 120 monthly payments. The monthly retirement benefit payable to a participating officer who retires on or after age 60 with 30 or more years of service is 50% of the monthly average of the participant's covered compensation during the five consecutive calendar years in which his covered compensation was the highest, reduced by 50% of his primary Social Security benefit. If the participating employee has less than 30 years of service, the monthly pension net benefit is reduced proportionately. Generally, for purposes of the retirement program, covered compensation means basic salary plus bonus plus values earned under the Performance Share Plan. Section 415 of the Internal Revenue Code limits the annual benefits payable from the Ferro Qualified Retirement Plan (to $120,000 per year for 1995). In addition, the amount of covered compensation used to compute the Ferro Qualified Retirement Plan benefit is limited by the Internal Revenue Code. In response to such limitations and for certain other purposes, Ferro has adopted an Excess Benefits Plan. The Excess Benefits Plan will pay retirement program benefits to participants in the Ferro Qualified Retirement Plan in excess of those payable from the Ferro Qualified Retirement Plan. Ferro's established normal retirement age is 65, but in the case of officers, retirement benefits are not subject to reduction if the officer retires after attainment of age 60 with 30 years of service. The following table shows estimated annual benefits payable upon retirement under both the Ferro Qualified Retirement Plan and the Excess Benefits Plan to officers with the specified years of service and whose average annual covered compensation during the five consecutive calendar years in which their covered compensation was the highest would be as indicated. As of December 31, 1995, Messrs. Bersticker, Bush, Ortino, Friederichsen, Finch and Oudersluys had 37, 31, 24, 1, 4 and 17 years of service, respectively. Mr. Fisher had 35 years of service as of December 31, 1994.

                                              YEARS OF SERVICE AT AGE 65
       ASSUMED                                    RETIREMENT IN 1995
       REGULAR            ------------------------------------------------------------------
    COMPENSATION              15            20            25            30            35
---------------------     ----------    ----------    ----------    ----------    ----------
      $ 200,000           $   46,400    $   61,867    $   77,333    $   92,800    $   92,800
        300,000               71,400        95,200       119,000       142,800       142,800
        400,000               96,400       128,533       160,667       192,800       192,800
        500,000              121,400       161,867       202,333       242,800       242,800
        600,000              146,400       195,200       244,000       292,800       292,800
        700,000              171,400       228,533       285,667       342,800       342,800
        800,000              196,400       261,867       327,333       392,800       392,800
        900,000              221,400       295,200       369,000       442,800       442,800
      1,000,000              246,400       328,533       410,667       492,800       492,800
      1,100,000              271,400       361,867       452,333       542,800       542,800

---------------

     The five year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Bersticker, $896,139; Mr. Bush, $496,484; Mr. Ortino, $433,083; Mr. Fisher, $326,401; Mr. Friederichsen,
$187,954; Mr. Finch, $202,864; and Mr. Oudersluys, $248,284. See page 27 of this Proxy Statement for a description of an agreement entered into with Mr. Fisher pertaining to his retirement.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Ferro is a party to executive employment agreements (the "Executive Employment Agreements") with 12 of its officers, including each of the individuals named in the summary compensation table on page 20 of this Proxy Statement. The purpose of the Executive Employment Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of Ferro. To that end, the Executive Employment Agreements obligate Ferro to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances.

     Benefits are payable under the Executive Employment Agreements if the officer's employment is terminated for reasons other than for cause, disability, death or normal retirement or if the officer terminates his employment for "Good Reason." Good Reason will exist if (1) Ferro fails to honor any of its obligations or responsibilities under certain designated sections of the Executive Employment Agreement or (2) if the officer receives a notice of termination from the Company for the purposes of preventing extension of the term of the officer's employment agreement or (3) if the officer voluntarily resigned at any time during the three month period following the first anniversary of a change in control. Benefits are also payable if a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreements. The principal benefits to be provided to the officers under the Executive Employment Agreements are (i) a lump sum severance payment equal to a full year's compensation (base salary and incentive compensation) multiplied by three in the cases of Messrs. Bersticker, Bush and Ortino and multiplied by two in the case of the other officers with whom Executive Employment Agreements were made, (ii) a lump sum calculated to approximate the present value of the additional retirement benefits to which the officer would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment,
(iii) continued participation in Ferro's employee benefit programs such as group life, health and medical insurance coverage for the same number of years used in computing the lump sum severance payment, and (iv) a cash payment in an amount to reimburse on an after tax basis that portion of any excise tax attributable to payments or benefits required to be made to the executive.

     As security for its payment of the benefits provided for in the Executive Employment Agreements, Ferro has established, in accordance with its obligation under the Executive Employment Agreements, an escrow account at National City Bank and deposited into that escrow account a percentage of the amount which would be payable to each of the officers under the Executive Employment Agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the Executive Employment Agreement to which he is a party. Interest earned on the escrow account is paid to the Company.

     In 1995, Ferro entered into an agreement with Mr. Fisher which provides for his compensation as an employee of the Company after he stepped down as Senior Vice President, Powder Coatings, Specialty Ceramics & Electronic Materials on March 31, 1995. The agreement supersedes his executive employment agreement and provides that Mr. Fisher would continue to be paid his existing salary through September 30, 1995 and will be paid a bonus for 1995 equal to 75% of the bonus that would otherwise be payable if he had remained an officer for the full year. Mr. Fisher will be entitled to continued participation in certain employee benefit plans through September 30, 1997 and, for the period beginning October 1, 1995 through September 30, 1997, will receive an annual salary of $319,200 in return for his services. Mr. Fisher will be deemed to have retired as of October 1, 1997 with respect to his rights under the Ferro Stock Option Plan and Performance Share Plan. Commencing October 1, 1997, Mr. Fisher will be eligible to participate as a retiree under the Ferro Salaried Retiree Medical Program and will be entitled to receive a monthly pension of approximately $10,152.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1997 annual meeting and who wishes to have the proposal included in Ferro's proxy statement and form of proxy for that meeting must deliver the proposal to Ferro not later than November 18, 1996.

                                 MISCELLANEOUS

     The accompanying proxy is solicited by the Board of Directors of Ferro and will be voted in accordance with the instructions thereon if it is returned duly executed and is not revoked. A shareholder may revoke his proxy without affecting any vote previously taken, by giving notice to the Company in writing or in open meeting.

     Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of the Company. In addition to using the mails, directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Georgeson & Co., New York, New York, has been retained, at an estimated cost of $10,000 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram.

     The record date for determination of shareholders entitled to vote at the 1996 annual meeting is February 27, 1996. On that date the outstanding voting securities of

Ferro were 26,773,241 shares of Common Stock, having a par value of $1 each and 1,372,230 shares of Series A ESOP Convertible Preferred Stock. Each share has one vote and the Common Stock and the Series A ESOP Convertible Preferred Stock vote together as a single class.

     Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of Ferro, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he owns multiplied by the number of directors to be elected. Each shareholder may cast all of his votes for a single nominee or may distribute his votes among as many nominees as he sees fit. As indicated on page 1 of this Proxy Statement, if the election of directors is by cumulative voting the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

     So far as the management is aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates, in accordance with their best judgment.

                                              FERRO CORPORATION

                                              MARK A. CUSICK, Secretary
March 12, 1996

                                                                       EXHIBIT A

     The following provisions shall be inserted as Section 17 to the Employee Stock Option Plan:

17.  Directors' Stock Options

     (a) Grants. Stock options may be granted to non-employee Directors only in accordance with the requirements of this Section 17. On the date of the 1996 Annual Meeting of Shareholders and on the date of each annual shareholders' meeting thereafter, there shall automatically be granted to each non-employee Director who continues as a Director after the annual meeting an option to purchase 2,500 shares of Common Stock. Notwithstanding the foregoing, no stock options shall be granted to a director whose normal retirement under a plan or policy of the Corporation would occur prior to the date of the next annual shareholders' meeting.

     (b) Option Price. The option exercise price shall be the per share fair market value of the outstanding shares of the Common Stock on the date such options are granted. The Committee shall be authorized to determine such price per share. Payment of the option price may be made in cash or in shares of Common Stock or any combination of cash and Common Stock.

     (c) Administration. Subject to the express provisions of this Section 17, the Committee shall have conclusive authority to construe and interpret any stock option granted under this Section 17 and to adopt administrative policies with respect thereto; provided, however, that no action shall be taken which would prevent the options granted under this Section 17 from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16(b)-3 of the Exchange Act or any subsequent comparable rule.

     (d) Option Agreement. The options granted hereunder shall be evidenced by an option agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 17, as shall be approved by the Committee from time to time and executed on behalf of the Corporation by the Chief Executive Officer.

     (e) Option Period. Options granted under this Section 17 shall not be exercisable later than 10 years from the date of grant.

     (f) Transferability. No option shall be transferable by the non-employee director except by will or the laws of descent and distribution, and during the director's lifetime options may be exercised only by such director or his or her guardian or legal representative.

     (g) Limitations on Exercise. Directors' stock options shall become exercisable to the extent of 25% of the optioned shares after the first anniversary of the date of grant, 50% after the second anniversary, 75% after the third anniversary and 100% after the fourth anniversary of the date of grant. To the extent an option is not otherwise exercisable at the date of the Director's retirement under a retirement plan or policy of the Corporation, it shall become fully exercisable upon such retirement; provided, however, that Director stock options shall not become exercisable under this sentence prior to the expiration of six months from the date of grant. Options not otherwise exercisable at the time of the death of a Director during continued service with the Corporation shall become fully exercisable upon his death. Upon the death of a Director such options shall remain exercisable for a period of one year after the date of death. To the extent an option is exercisable on the date a Director ceases to be a director (other than by reason of death or retirement as described above), the option shall continue to be exercisable (subject to the original term of the option) for a period of ninety (90) days thereafter.

                                       A-2


To:     Securities and Exchange Commission

From:   Ferro Corporation

Subject: Memorandum of Differences between the EDGAR filing and the printed Proxy Statement.

A picture of each director appears next to his or her biography on pages 2 through 5 and including page 5.

FERRO CORPORATION    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Ferro Corporation hereby appoints A. C. Bersticker, H. R. Ortino, and M. A. Cusick, the Proxies of the undersigned to vote the shares of the undersigned at the 1996 annual meeting of shareholders of said Corporation and any adjournment thereof upon the following:

  THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2, 3 AND 4.

(1) ELECTION OF DIRECTORS: Sandra Harden Austin, Werner F. Bush, Rex A. Sebastian and Dennis W. Sullivan for terms expiring in 1999.

    / / FOR all nominees                   / / WITHHOLD AUTHORITY
(except as marked to the contrary)        to vote for all nominees


        (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2) PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT ELEVEN.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(3) PROPOSAL TO ADOPT AMENDMENTS TO THE EMPLOYEE STOCK OPTION PLAN.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(5) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                     (Continued, and to be signed on other side)

PROXY NO.                  (Continued from other side)                 SHARES

    IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

                                                    Dated................., 1996

                                                    ............................
                                                             Signature

                                                    ............................
                                                     Signature if held jointly

                                                    NOTICE: When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as such. A proxy
                                                    given by a corporation
                                                    should be signed in the
                                                    corporate name by the
                                                    chairman of its board of
                                                    directors, its president,
                                                    vice president, secretary,
                                                    or treasurer.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.

                                   Proxy Card

FERRO CORPORATION    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: NATIONAL CITY BANK, CLEVELAND, OHIO
    TRUSTEE UNDER THE FERRO CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN

    I hereby direct that the voting rights pertaining to shares of stock of Ferro Corporation held by you, as Trustee, and allocated to my account shall be exercised at the 1996 annual meeting of shareholders of said Corporation and any adjournment thereof to vote:

  THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2, 3 AND 4.

(1) ELECTION OF DIRECTORS: Sandra Harden Austin, Werner F. Bush, Rex A. Sebastian and Dennis W. Sullivan for terms expiring in 1999.

    / / FOR all nominees                   / / WITHHOLD AUTHORITY
(except as marked to the contrary)        to vote for all nominees


        (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2) PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT ELEVEN.
                                           / / FOR    / / AGAINST    / / ABSTAIN

(3) PROPOSAL TO ADOPT AMENDMENTS TO THE EMPLOYEE STOCK OPTION PLAN.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                           / / FOR    / / AGAINST    / / ABSTAIN
                                     (Continued, and to be signed on other side)

                          (Continued from other side)

(5) In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE TRUSTEE IS ALSO DIRECTED TO VOTE THE UNDERSIGNED'S PRORATA PORTION OF ALL OF THE TRUSTEE'S UNALLOCATED AND/OR UNVOTED SHARES IN THE SAME MANNER AS THE UNDERSIGNED HAS DIRECTED ON THE REVERSE SIDE HEREOF.

                                                    Dated................., 1996

                                                    ............................
                                                             Signature

                                                    NOTICE: When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as such.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.

                                   Proxy Card